Exhibit 32.1
Certification Pursuant To Section 906 of the
Sarbanes-Oxley Act 2002
In connection with the Quarterly Report on Form 10-Q of Inhibitex, Inc. (the “Company”) for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Russell H. Plumb
President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer

November 8, 2011